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                      SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported): September 28, 2001
                                                       -------------------

                           MICROSTRATEGY INCORPORATED
                           --------------------------
               (Exact Name of Registrant as Specified in Charter)
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
Delaware                        0-24435       51-0323571
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(State or Other Jurisdiction    (Commission   (IRS Employer
of Incorporation)               File Number)  Identification No.)

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1861 International Drive, McLean, Virginia        22102
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(Address of Principal Executive Offices)        (Zip Code)

Registrant's telephone number, including area code:   (703) 848-8600
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          -----------------------------------------------------------
         (Former Name or Former Address, if Changed since Last Report)
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Item 5.  Other Events.

     On September 28, 2001, MicroStrategy Incorporated ("the Company") adopted a plan to effect a reduction in its workforce as part of ongoing measures to better align operating expenses with revenues and further focus on its core business intelligence software business. Following the reduction, the Company expects to have a total of approximately 825 employees worldwide. As a result of this action, the Company expects to incur a restructuring charge in the range of $1 million to $3 million in the quarter ending September 30, 2001 and to achieve overall annualized savings in the range of $16 million to $25 million.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     MicroStrategy Incorporated
                                             (Registrant)


                                     By: /s/ Eric F. Brown
                                         _____________________
                                     Name: Eric F. Brown
                                     Title:  President and Chief Financial
                                             Officer


Date:  September 28, 2001